Amendment No. 1 to the
                   SUB-TRANSFER AGENCY AND SERVICES AGREEMENT


         THIS AMENDMENT dated as of this 3rd day of January, 2000 is made to the Sub-Transfer Agency and Services Agreement dated as of September 11, 1995, (the "Agreement"), by and between PFPC Inc., indirect successor to The Shareholder Services Group, Inc. (the "Transfer Agent), and Bank of America, N.A. ("Bank of America"), indirect successor to NationsBank of Texas, N.A.

                                    RECITALS

         WHEREAS, the parties hereto desire to amend certain provisions of the Agreement.

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, the Transfer Agent and Bank of America agree that the Agreement shall be amended as follows:

         1. Schedule C is hereby amended by deleting the schedule in its entirety and inserting the following:

         Upon receipt of the appropriate payment from the Funds, the Transfer Agent will pay Bank of America for the performance of its obligations hereunder a fee equal to the costs incurred by Bank of America in providing services pursuant to its obligations hereunder at the annual rate of up to 0.01% of the net assets of the primary shares of the Funds.

         2. The terms and provisions of this Amendment shall be deemed a part of the Agreement for all purposes. To the extent that any provisions of this Amendment modify or are otherwise inconsistent with any provisions of the Agreement, the terms of this Amendment shall control. In all other respects, the Agreement shall remain in full force and effect.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first written above.


PFPC INC.

By:      /s/ Jylanne Dunne
         -------------------

Name:    Jylanne Dunne
         ------------------

Title:   Senior Vice President
         -------------------------


BANK OF AMERICA, N.A.

By:      /s/ Robert Gordon
         ----------------------

Name:    Robert Gordon
         ----------------------

Title:   Senior Vice President
        ------------------------
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